Exhibit 10.40

MULTIFAMILY NOTE

US $14,560,000.00	May 3, 2012

FOR VALUE RECEIVED, the undersigned (“Borrower”) promises to pay to the order of BERKELEY POINT CAPITAL LLC, a Delaware limited liability company (“Lender”), the principal amount of Fourteen Million Five Hundred Sixty Thousand Dollars (US $14,560,000.00) (the “Mortgage Loan”), together with interest thereon accruing at the Interest Rate on the unpaid principal balance from the Effective Date until fully paid in accordance with the terms hereof and of that certain Multifamily Loan and Security Agreement dated as of the date hereof, by and between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”).

1.	Defined Terms.

Capitalized terms used and not specifically defined in this Multifamily Note (this “Note”) have the meanings given to such terms in the Loan Agreement.

2.	Repayment.

Borrower agrees to pay the principal amount of the Mortgage Loan and interest on the principal amount of the Mortgage Loan from time to time outstanding at the Interest Rate or such other rate or rates and at the times specified in the Loan Agreement, together with all other amounts due to Lender under the Loan Documents. The outstanding balance of the Mortgage Loan and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date, together with all other amounts due to Lender under the Loan Documents.

3.	Security.

The Mortgage Loan evidenced by this Note, together with all other Indebtedness is secured by, among other things, the Security Instrument, the Loan Agreement and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Security Instrument and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

4.	Acceleration.

In accordance with the Loan Agreement, upon the occurrence of an Event of Default, the entire unpaid principal balance of the Mortgage Loan, any accrued and unpaid interest, including interest accruing at the Default Rate, the Prepayment Premium (if applicable), and all other amounts payable under this Note, the Loan Agreement and any other Loan Document shall at once become due and payable, at the option of Lender, without any prior notice to Borrower,

Multifamily Note - Multistate	Form 6010	Page 1
Fannie Mae	03-11	© 2011 Fannie Mae
(Alta Crescent Apartments)

unless applicable law requires otherwise (and in such case, after satisfactory notice has been given).

5.	Personal Liability.

The provisions of Article 3 (Personal Liability) of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

6.	Governing Law.

This Note shall be governed in accordance with the terms and provisions of Section 15.01 (Governing Law; Consent to Jurisdiction and Venue) of the Loan Agreement.

7.	Waivers.

Presentment, demand for payment, notice of nonpayment and dishonor, protest and notice of protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace and diligence in collecting the Indebtedness are waived by Borrower, for and on behalf of itself, Guarantor and Key Principal, and all endorsers and guarantors of this Note and all other third party obligors or others who may become liable for the payment of all or any part of the Indebtedness.

8.	Commercial Purpose.

Borrower represents that the Indebtedness is being incurred by Borrower solely for the purpose of carrying on a business or commercial enterprise or activity, and not for agricultural, personal, family or household purposes.

9.	Construction; Joint and Several (or Solidary, as applicable) Liability.

(a)        Section 15.08 (Construction) of the Loan Agreement is hereby incorporated herein as if fully set forth in the body of this Note.

(b)        If more than one Person executes this Note as Borrower, the obligations of such Person shall be joint and several (solidary instead for purposes of Louisiana law).

10.	Notices.

All Notices required or permitted to be given by Lender to Borrower pursuant to this Note shall be given in accordance with Section 15.02 (Notice) of the Loan Agreement.

11.	Time is of the Essence.

Borrower agrees that, with respect to each and every obligation and covenant contained in this Note, time is of the essence.

12.	Loan Charges Savings Clause.

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Fannie Mae	03-11	© 2011 Fannie Mae
(Alta Crescent Apartments)

Borrower agrees to pay an effective rate of interest equal to the sum of the Interest Rate and any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Mortgage Loan and any other fees or amounts to be paid by Borrower pursuant to any of the other Loan Documents. Neither this Note, the Loan Agreement nor any of the other Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the maximum interest rate permitted to be charged under applicable law. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with all applicable laws governing the maximum rate or amount of interest payable on the Indebtedness evidenced by this Note and the other Loan Documents. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower is interpreted so that any interest or other charge or amount provided for in any Loan Document, whether considered separately or together with other charges or amounts provided for in any other Loan Document, or otherwise charged, taken, reserved or received in connection with the Mortgage Loan, or on acceleration of the maturity of the Mortgage Loan or as a result of any prepayment by Borrower or otherwise, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate any such violation. Amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of the Mortgage Loan without the payment of any prepayment premium (or, if the Mortgage Loan has been or would thereby be paid in full, shall be refunded to Borrower), and the provisions of the Loan Agreement and any other Loan Documents immediately shall be deemed reformed and the amounts thereafter collectible under the Loan Agreement and any other Loan Documents reduced, without the necessity of the execution of any new documents, so as to comply with any applicable law, but so as to permit the recovery of the fullest amount otherwise payable under the Loan Documents. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, and any amount paid or agreed to be paid to Lender for the use, forbearance or detention of the Indebtedness, shall be deemed to be allocated and spread ratably over the stated term of the Mortgage Loan. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Mortgage Loan.

13.	WAIVER OF TRIAL BY JURY.

EACH OF BORROWER AND LENDER (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS LENDER AND BORROWER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

Multifamily Note - Multistate	Form 6010	Page 3
Fannie Mae	03-11	© 2011 Fannie Mae
(Alta Crescent Apartments)

14.	Receipt of Loan Documents.

Borrower acknowledges receipt of a copy of each of the Loan Documents.

15.	Incorporation of Schedules.

The schedules, if any, attached to this Note are incorporated fully into this Note by this reference and each constitutes a substantive part of this Note.

ATTACHED SCHEDULE. The following Schedule is attached to this Note:

☐	Schedule 1	Modifications to Note

[Remainder of Page Intentionally Blank]

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Fannie Mae	03-11	© 2011 Fannie Mae
(Alta Crescent Apartments)

IN WITNESS WHEREOF, Borrower has signed and delivered this Note under seal (where applicable) or has caused this Note to be signed and delivered under seal (where applicable) by its duly authorized representative. Where applicable law so provides, Borrower intends that this Note shall be deemed to be signed and delivered as a sealed instrument.

BORROWER:

KBS Legacy Partners Greer LLC, a Delaware limited liability company

By:	KBS Legacy Partners Properties LLC, a Delaware limited liability company, its sole member

	By:	KBS Legacy Partners Limited Partnership, a Delaware limited partnership, its sole member

		By:	KBS Legacy Partners Apartment REIT, Inc., a Maryland corporation, its sole general partner

By: /s/Guy K. Hays
Name: Guy K. Hays
Title: Executive Vice President

[ENDORSEMENT FOLLOWS ON NEXT PAGE]

Multifamily Note - Multistate	Form 6010	Page 5
Fannie Mae	03-11	© 2011 Fannie Mae
(Alta Crescent Apartments)

PAY TO THE ORDER OF

/s/ Fannie Mae ,
WITHOUT RECOURSE.

BERKELEY POINT CAPITAL LLC, a Delaware limited liability company

By: /s/ Heidi Marrin
Name: Heidi Marrin
Title: Vice President

By: /s/ Deborah Demoney
Name: Deborah Demoney
Title: Associate

Multifamily Note - Multistate	Form 6010	Page 6
Fannie Mae	03-11	© 2011 Fannie Mae
(Alta Crescent Apartments)